Registration No. 333-280206

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT (NO. 333-280206)

UNDER

THE SECURITIES ACT OF 1933

Leggett & Platt, Incorporated

(Exact Name of Registrant as Specified in its Charter)

Missouri	1 Leggett Road Carthage, Missouri (417) 358-8131	44-0324630
(State or other jurisdiction of incorporation or organization)	(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(I.R.S. Employer Identification No.)

Jennifer J. Davis

Executive Vice President – General Counsel

Leggett & Platt, Incorporated

1 Leggett Road

Carthage, Missouri 64836

(417) 358-8131

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: Not applicable. Removal from registration of securities that were not sold pursuant to the above referenced registration statements.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF UNSOLD SECURITIES

This Post-Effective Amendment (the “Post-Effective Amendment”), relates to the following Registration Statement on Form S-3ASR (the “S-3 Registration Statement”) of Leggett & Platt, Incorporated, a Missouri corporation (the “Registrant”), which have been previously filed with the U.S. Securities and Exchange Commission (the “SEC”), to deregister any and all securities that remain unsold under the S-3 Registration Statement as of the date hereof:

•	Registration Statement on Form S-3ASR (No. 333-280206), filed with the SEC on June 14, 2024.

On August 26, 2026, pursuant to an Agreement and Plan of Merger, dated as of April 13, 2026, by and among the Registrant, Somnigroup International Inc., a Delaware corporation (“Somnigroup”), and Sparrow Unity Corporation, a Missouri corporation and a direct, wholly owned subsidiary of Somnigroup (“Merger Sub”), Somnigroup acquired the Registrant through the merger of Merger Sub with and into the Registrant (the “Merger”), with the Registrant surviving the Merger as a direct, wholly owned subsidiary of Somnigroup.

In connection with the Merger, the Registrant has terminated any and all offerings of the Registrant’s securities pursuant to existing registration statements, including the S-3 Registration Statement. In accordance with the undertaking made by the Registrant in the S-3 Registration Statement to remove from registration, by means of a post-effective amendment, any of the Registrant’s securities that remain unsold at the termination of the offering, the Registrant hereby removes from registration, by means of this Post-Effective Amendment, any and all securities registered under the S-3 Registration Statement that remain unsold as of the effectiveness of the Merger on August 26, 2026 and terminates the effectiveness of the S-3 Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carthage, State of Missouri, August 27, 2026.

LEGGETT & PLATT, INCORPORATED

By:	/s/ Jennifer J. Davis
Name:	Jennifer J. Davis
Title:	Executive Vice President – General Counsel

No other person is required to sign this Post-Effective Amendment in reliance upon Rule 478 under the Securities Act of 1933, as amended.